Exhibit 1.1

ARGENX SE

2,333,334 Ordinary Shares

(including 1,433,701 American Depositary Shares, each Representing One Ordinary Share)

UNDERWRITING AGREEMENT

March 23, 2022

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

Cowen and Company, LLC

SVB Securities LLC

as Representatives of the several Underwriters named in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o SVB Securities LLC

1301 Avenue of the Americas,

12th Floor, New York, New York 10019

Dear Sirs and Madams:

1.            Introductory. argenx SE, a Dutch European public company with limited liability (Societas Europaea or SE), (the “Company”), proposes to issue and sell, pursuant to the terms of this Underwriting Agreement (the “Agreement”), to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 2,333,334 ordinary shares of the Company, nominal value €0.10 per share of the Company (“Ordinary Shares”), to be delivered in the form of (i) 1,433,701 American Depositary Shares of the Company (“ADSs”) in a public offering in the United States (the “Public Offering”) and (ii) 899,633 Ordinary Shares in a private placement in the European Economic Area and countries outside the United States and Canada to certain legal entities all of which are qualified investor within the meaning of Regulation 2017/1129 of the European Parliament and of the Council of June 14, 2017 (as amended, the “Prospectus Regulation” and such private placement hereinafter referred to as the “Private Placement”). The aggregate of 1,433,701 ADSs so proposed to be issued and sold in the Public Offering is hereinafter referred to as the “Firm ADSs,” and the aggregate of 899,633 Ordinary Shares proposed to be issued and sold in the Private Placement is hereinafter referred to as the “Firm Shares” and, together with the Firm ADSs, are hereinafter referred to as the “Firm Securities.” The Company also proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 350,000 Ordinary Shares (which may be delivered in the form of ADSs (the “Optional ADSs”)) in the Public Offering (the “Optional Shares” and, together with the Optional ADSs, the “Optional Securities”) in the Private Placement. The number of Optional ADSs and Optional Shares, respectively, may be reallocated provided that the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as Optional Securities shall not exceed 15% of the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as Firm Securities. The Firm ADSs, including the Ordinary Shares underlying such Firm ADSs, and the Optional ADSs, including the Ordinary Shares underlying such Optional ADSs, are hereinafter collectively referred to as the “Offered ADSs.” The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Offered Shares.” The Offered ADSs and the Offered Shares are hereinafter collectively referred to as the “Securities.” J.P. Morgan Securities LLC, Morgan Stanley & Co., LLC, Cowen and Company, LLC and SVB Securities LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

The Company shall, following subscription by the Underwriters of the Offered ADSs, deposit, on behalf of the Underwriters, the Ordinary Shares being delivered in the form of the Offered ADSs with ING Bank N.V. as custodian (the “Custodian”) for The Bank of New York Mellon (the “Depositary”), which shall deliver the Offered ADSs to the Representative for the account of the several Underwriters for subsequent delivery to the other several Underwriters or the investors, as the case may be. Each ADS will represent one Ordinary Share and will be evidenced by American Depositary Receipts (“ADRs”) to be issued by the Depositary, pursuant to the deposit agreement dated May 17, 2017 (the “Deposit Agreement”) by and among the Company, the Depositary and the holders and beneficial holders from time to time of the ADSs. Each reference herein to an ADR shall include the corresponding ADS and vice versa.

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs, and a private placement of the Offered Shares, as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The price to the public of each of the Offered ADSs and the Offered Shares has been fixed through a book-building process immediately prior to the signing of this Agreement.

2.            Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a)            An “automatic shelf” registration statement, as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company on Form F-3 (File No. 333-258251) (including all amendments thereto filed before execution of this Agreement, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof as of such time pursuant to Rules 430A and 430B under the Securities Act, the “Initial Registration Statement”), including a base prospectus (the “Base Prospectus”) in respect of the Securities, has been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission and meets the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Company meets the requirements for use of Form F-3 under the Securities Act and the Rules and Regulations.  The proposed offering of the Securities may be made pursuant to General Instruction I.B.1 of Form F-3.  Other than (i) the Initial Registration Statement, (ii) a registration statement on Form F-6 (File No. 333-217747) covering the registration of the Offered ADSs under the Securities Act and the Rules and Regulations (the “ADS Registration Statement”), (iii) the Preliminary Prospectus and the Prospectus (each as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(c) hereof and (iv) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the ADS Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission. The preliminary prospectus supplement of the Company, dated March 22, 2022 and filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, including any document incorporated by reference therein, is hereinafter called a “Preliminary Prospectus.” The various parts of the Initial Registration Statement, any post-effective amendments thereto filed prior to the Applicable Time, in each case including (x) all exhibits thereto and all documents incorporated, or deemed to be incorporated, by reference therein and (y) the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430A and 430B under the Securities Act to be part of the Initial Registration Statement at the time of effectiveness pursuant to Rules 430A and 430B under the Securities Act are hereinafter collectively called the “Registration Statement.” The final prospectus supplement, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, together with the Base Prospectus, including any document incorporated by reference therein, is hereinafter called the “Prospectus.” The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Initial Registration Statement was not earlier than the date three years before the Applicable Time. At the time (i) of the filing of the Registration Statement, (ii) of the most recent amendment thereto, if any (whether such amendment was by post-effective amendment, a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and incorporated by reference in the Registration Statement or form of prospectus) and (iii) the Company or any person authorized to act on its behalf made any offering relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

(b)            As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) nor (iii) any road show (as defined in Rule 433(h) of the Rules and Regulations) that has been made available without restriction to any person, if any, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below) in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18 hereof). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 6:20 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time.

(c)            No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Pricing Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d)            At the respective times the Registration Statement, the ADS Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement, the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information. The Prospectus contains or will contain all required information under Rules 430A and 430B.

(e)            Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(j) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus, or included or would include an untrue statement of a material fact or, omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)            The number of Ordinary Shares of the Company to be issued in connection with the transactions contemplated by this Agreement, together with all other Ordinary Shares of the Company that have been admitted to trading on Euronext Brussels (“Euronext”) in the 12 month period prior to the request for listing of the Ordinary Shares to be issued in connection with the transactions contemplated by this Agreement, other than Ordinary Shares admitted to trading on Euronext (i) pursuant to and following the approval and publication of a prospectus drawn up in accordance with the Prospectus Regulation, or (ii) in reliance on an exemption under the Prospectus Regulation other than point (a) of the first subparagraph of Article 1(5) of the Prospectus Regulation, represent at such time less than 20% of the number of the Ordinary Shares of the Company already admitted to trading on Euronext.

(g)            The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(h)            The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, and other materials, if any, permitted under the Securities Act and consistent with Section 4(f) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations. Except for in connection with the offering and sale of the Securities, from and after twelve (12) months prior to the date of this Agreement, the Company has not taken any action which would constitute an offer of Ordinary Shares of the Company or ADSs to the public in any Member State of the European Economic Area for which a prospectus would need to be approved and published in accordance with the Prospectus Regulation.

(i)            Intentionally omitted.

(j)            At the time of filing the Initial Registration Statement, the ADS Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(k)            Intentionally omitted.

(l)            The Company has been duly organized and is validly existing as a European public company with limited liability (Societas Europaea) under the laws of the Netherlands. Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have full corporate power and corporate authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Deposit Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other entity, other than as listed on Schedule E hereto.

(m)            This Agreement has been duly authorized, executed and delivered by the Company.

(n)            The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Company has taken all corporate actions required by its articles of association and applicable company and securities laws in connection with the performance of its obligations under the Deposit Agreement. Except as disclosed in the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of the Ordinary Shares underlying the ADSs, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities. The ADRs and the Deposit Agreement conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)            Each of the Offered ADSs and the Offered Shares to be issued and sold by the Company to the Underwriters hereunder, and the Ordinary Shares underlying the Offered ADSs, have been duly and validly authorized and, when each of the Offered ADSs and the Offered Shares are issued and delivered against payment therefor as provided herein, the Offered ADSs, and the Ordinary Shares underlying the Offered ADSs, and the Offered Shares will be duly and validly issued, fully paid and nonassessable, and will conform in all material respects to the descriptions thereof in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus; and any and all preemptive rights with respect to the issuance of each of the Offered ADSs, the Offered Shares and Ordinary Shares underlying the Offered ADSs have been validly excluded or waived. The persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(p)            The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid, nonassessable and free of any preemptive or other similar rights other than those which have been duly canceled as described in the General Disclosure Package and the Prospectus, have been issued in compliance with the Company’s articles of association and applicable company and securities laws, and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus under the heading “Description of Share Capital.” All of the Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with applicable company and securities laws. None of the outstanding Ordinary Shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the General Disclosure Package, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, other than those described above or accurately described in the General Disclosure Package. Since such date, the Company has not issued any securities other than Ordinary Shares of the Company issued upon the exercise of stock options or other awards outstanding under the Company’s stock option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Ordinary Shares of the Company pursuant to employee stock purchase plans. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights in all material respects. All of the outstanding capital stock of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid, nonassessable and free of any preemptive or other similar rights other than those which have been duly canceled as described in the General Disclosure Package and the Prospectus, has been issued in compliance with applicable company and securities laws and is owned directly by the Company free and clear of any claim, lien, encumbrance, security interest, restriction on voting or transfer or other claim of any third party.

(q)            The issuance and sale of the Securities as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(r)            The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Securities by the Company, the deposit with the Custodian of the Ordinary Shares underlying the Offered ADSs and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. or non-U.S. law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (including, without limitation, the rules and regulations of Euronext) except, in the case of clauses (i) and (iii) above, to the extent that any such conflict, breach, violation or default that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)            Except for the registration of the Securities under the Securities Act and Exchange Act (as defined below) and applicable U.S. state securities laws and any such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and The Nasdaq Global Select Market (the “Exchange”), in connection with the purchase and distribution of the Offered ADSs by the Underwriters and the listing of the ADSs on the Exchange, and by Euronext, in connection with the listing of the Ordinary Shares underlying the Offered ADSs and the Offered Shares on Euronext, no consent, approval, authorization or order of, or filing, qualification or registration (each, an “Authorization”) with, any U.S. or non-U.S. court, governmental or regulatory agency or authority, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company, the issuance and sale of the Securities, the deposit with the Custodian of the Ordinary Shares underlying the Offered ADSs or the consummation of the transactions contemplated hereby; and, to the Company’s knowledge, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(t)            Deloitte Accountants B.V., who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and applicable Dutch law.

(u)            The consolidated financial statements of the Company as of and for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 and as of and for the six months ended June 30, 2021 and June 30, 2020, together with the related notes, included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and as adopted by the European Union (“IFRS”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the General Disclosure Package or the Prospectus. The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement fairly present, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

(v)            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package, or (ii) any change in the capital stock (other than the issuance of Ordinary Shares of the Company upon exercise of stock options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(w)            There is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the European Medicines Agency (the “EMA”) or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction (it being understood that the interaction between the Company and its subsidiaries, and the FDA, EMA and such comparable governmental authorities relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and is not described therein, or which individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge no such proceedings are threatened by governmental or regulatory authorities or by others. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or other similar agreements with or imposed by any governmental or regulatory authority. The Company and each of its subsidiaries is in compliance with all applicable U.S. or non-U.S. laws, rules, regulations, orders and decrees governing its business and the regulation of pharmaceuticals or biohazardous substances or materials, including without limitation the U.S. Federal Food, Drug, and Cosmetic Act and applicable U.S. health care fraud and abuse laws, except where noncompliance would not individually or in the aggregate have a Material Adverse Effect. All preclinical studies and clinical trials conducted by or on behalf of the Company or its subsidiaries to support approval for commercialization of the Company’s or its subsidiaries’ products have been conducted by the Company or its subsidiaries or, to the Company’s knowledge, by third parties, in compliance with all applicable U.S. or non-U.S. laws, rules, regulations, orders and decrees, except for such failure or failures to be in compliance which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written notice from any governmental or regulatory authority or other person alleging material noncompliance with any such laws, rules, regulations, orders or decrees.

(x)            Neither the Company nor any of its subsidiaries is in (i) violation of its articles of association (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (including, without limitation, those administered by the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction) or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, the rules and regulations of Euronext) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)            The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate U.S. or non-U.S. governmental or regulatory authorities of competent jurisdiction (including, without limitation, the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”), except where any failures to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect, except where such non-compliance, invalidity or failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any subsidiary has received written notification of any revocation, material modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed. The Company and each of its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Governmental Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(z)            The studies, tests and preclinical studies or clinical trials conducted by or on behalf of the Company and its subsidiaries that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained or incorporated by reference in the Registration Statement, General Disclosure Package and the Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the General Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the General Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence from the FDA, EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction requiring the termination, suspension or material modification of any Company Studies and Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect. In using or disclosing patient information received by the Company or any of its subsidiaries, as applicable, in connection with the Company Studies and Trials, the Company and each of its subsidiaries, as applicable, has complied in all material respects with all U.S. or non-U.S. applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder. Neither the Company, nor its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees is or has been debarred, suspended or excluded from participation in any U.S. health care program or human clinical research or, to the knowledge of the Company, is subject to any inquiry, investigation, proceeding or other similar action by a governmental or regulatory authority that could reasonably be expected to result in debarment, suspension, or exclusion. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator, as such term is defined in Title 21, Section 50.3 of the U.S. Code of Federal Regulations, who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, and regulations of the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction.

(aa)      The Company is not and, after giving effect to the offering of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb)      There are no business relationships, related person transactions or actual or potential conflicts of interest involving the Company or any of its subsidiaries or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described as required.

(cc)      Intentionally omitted.

(dd)      Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or that could result in the loss by the Representatives of the ability to rely on any stabilization safe harbor pursuant to the Market Abuse Regulation (as defined below). The Company and each of its officers, directors and affiliates have complied and will comply with Regulation 596/2014 of the European Parliament and of the Council of the European Union and the delegated regulations and rules promulgated thereunder (“Market Abuse Regulation”).

(ee)      The Company and each of its subsidiaries owns or possesses the valid right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (collectively, “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement, General Disclosure Package and the Prospectus, insofar as such Intellectual Property Rights and Intellectual Property Assets are described in the Registration Statement, General Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries has received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the Company’s knowledge, the Company’s and its respective subsidiaries’ businesses as now conducted and as proposed to be conducted as described in the Registration Statement, General Disclosure Package and the Prospectus do not and will not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. To the Company’s knowledge, there are no third parties who have rights to any Intellectual Property Rights described in the Registration Statement, General Disclosure Package and the Prospectus as being exclusively licensed to the Company, including no liens, security interests, or other encumbrances, except for customary reversionary rights of third-party licensors with respect to Intellectual Property Rights that are disclosed as licensed to the Company or one or more of its subsidiaries. To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property Assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by or licensed to the Company. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property Rights disclosed in the Registration Statement, General Disclosure Package Prospectus and the Prospectus as being owned by the Company. All licenses for the use of the Intellectual Property Rights described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding upon and enforceable by the Company or its subsidiaries and, to the Company’s knowledge, by the other parties thereto in accordance to their terms. The Company and each of its subsidiaries has complied in all material respects with, and is not in breach of, nor has it received any asserted or threatened claim of breach of, all intellectual property licenses for the use of the Intellectual Property Rights, and the Company has no knowledge of any breach or anticipated breach by any other person of any such intellectual property licenses. There is no pending, or threatened action, suit, proceeding, or claim against the Company or any of its subsidiaries (i) alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person; or (ii) challenging the validity, enforceability, or scope of any Intellectual Property Rights owned by the Company, including no interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property Rights, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property Rights owned by or licensed to the Company have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has at all times complied with all applicable U.S. or non-U.S. laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company and each of its subsidiaries have complied in all material respects and are presently in compliance in all material respects with all of its internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”) including the European Union General Data Protection Regulation (EU 2106/679); the Company is unaware of any facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation. No claims have been asserted or threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification or other misuse. The Company and each of its subsidiaries has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company or any of its subsidiaries and which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

(ff)      The Company and its subsidiaries own no real property. The Company and its subsidiaries have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(gg)      There is (A) no unfair labor practice complaint pending against the Company, nor, to the Company’s knowledge, threatened against it, before any U.S. or non-U.S. governmental authorities of competent jurisdiction (including the U.S. National Labor Relations Board and any U.S. state or local labor relations board or any foreign labor relations board), and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s principal suppliers, manufacturers, customers or contractors, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company.

(hh)      The Company is in compliance with all U.S. and non-U.S. rules, laws and regulations issued by governmental authorities of competent jurisdiction relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (the “Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind on to such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances.

(ii)            The Company and its subsidiaries (i) have timely and correctly filed all necessary U.S. and non-U.S. (federal, state, local and foreign) tax returns (or timely filed extensions with respect to such returns) and prepared and filed all other documents and information in relation to tax which it was required to prepare or file, and all such returns, documents and information were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which they are liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and have timely paid any related assessments, fines or penalties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against it, except those described in the General Disclosure Package or the Prospectus, or that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2021, the Company and its subsidiaries have not incurred any liability for taxes other than in the ordinary course, except those described in the General Disclosure Package or the Prospectus, or, in each case where any such accruals, reserves or liability for Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)      Except as described in the General Disclosure Package or the Prospectus, the Company and each subsidiary has at all times been resident and centrally managed and controlled for tax purposes in its jurisdiction of incorporation and is not and has not been treated as resident or centrally managed and controlled in any other jurisdiction for any other tax purpose (including any double tax treaty arrangement).

(kk)      The Company carries or is covered by insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of their respective properties and as is customary for companies engaged in similar businesses, at a similar stage of development, in similar industries. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance owned by the Company are, to the Company’s knowledge, in full force and effect and the Company is in compliance in all material respects with the terms of such policies. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. Except for customary deductibles, the Company does not insure risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the General Disclosure Package.

(ll)      The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (such rules and regulations, the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by its respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. The internal control over financial reporting of the Company and its subsidiaries are effective. Since the end of the Company’s most recently audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is overseen by the audit committee of the board of directors of the Company (the “Audit Committee”) in accordance with the Exchange Act Rules. The Company has not publicly disclosed or reported to the Audit Committee or to the board of directors of the Company (the “Board”), and within the next ninety (90) days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting (each, an “Internal Control Event”) or any material violation of, or failure to comply in all material respects with, U.S. federal securities laws.

(mm)      The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(nn)      The minutes of the meetings and actions of the Board (including each Board committee) and shareholders of the Company and its subsidiaries have been made available to the Underwriters and counsel to the Underwriters, and such minutes (i) contain a complete summary of all meetings and actions of the Board (including each Board committee) and shareholders of the Company and its subsidiaries (or analogous governing bodies and interest holders, as applicable) since January 1, 2012 through the date of this Agreement, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(oo)            There is no license, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package or to be filed as an exhibit to the Registration Statement which is not so described therein or filed therewith as required; and all descriptions of any such licenses, leases, contracts, or other agreements or documents contained in the General Disclosure Package are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such license, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company and its subsidiaries have not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(pp)      No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates, on the other hand, which is required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and the Prospectus and which is not so described.

(qq)      No person or entity has the right to require registration of Ordinary Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. There are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(rr)      The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ss)      Other than this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries, or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(tt)      The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of an Ordinary Share as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the Board (or a duly authorized committee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with IFRS and, to the Company’s knowledge, no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(uu)      Since the date as of which information is given in the General Disclosure Package through the date hereof, and except for the obligations created by this Agreement and as set forth in the Pricing Prospectus, the Company has not (i) issued or granted any securities other than options to purchase Ordinary Shares pursuant to the Company’s stock option plan, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(vv)      If applicable, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete in all material respects as of the date hereof.

(ww)     Except as described in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xx)       With respect to the 2022 taxable year, the Company does not reasonably anticipate that it will be a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes, based upon the expected value of the Company’s assets, including any goodwill, and the expected composition of the Company’s income and assets.

(yy)      No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz)      The ADSs and Ordinary Shares underlying such ADSs of the Company are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the ADSs are listed on the Nasdaq Global Select Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares underlying such ADSs under the Exchange Act or delisting the ADSs from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq Global Select Market.

(aaa)      The outstanding Ordinary Shares of the Company have been duly listed and are freely tradable on Euronext; the Company is in compliance with all listing and admission requirements and continuing obligations pursuant to applicable laws and the rules of Euronext and is in compliance in all material respects with the applicable laws and circulars published by the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) (the “AFM”) and/or the Belgian Financial Services Markets Authority.

(bbb)      The Company has taken all actions reasonably necessary to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are then in effect.

(ccc)      (i) Neither the Company nor any of its subsidiaries or affiliates, nor any directors, officers or employees of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ddd)      There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus which have not been described as required.

(eee)      There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. All transactions by the Company with office holders or control persons of the Company have been duly approved by the Board, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(fff)      The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. All consents of third parties required for the inclusion and use of such data in the Registration Statement, the General Disclosure Package and the Prospectus have been obtained.

(ggg)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(hhh)      (i) None of the Company or any of its subsidiaries or any director, officer or employee or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iii)     Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(rr) of the By-laws of FINRA) of, any of the Underwriters.

(jjj)     Provided that no Underwriter is resident in the Netherlands or Belgium for tax purposes or carries on business through a permanent establishment in the Netherlands or Belgium for tax purposes or has a fixed establishment in the Netherlands or Belgium for VAT purposes or holds the Securities through a Belgian establishment or on a securities account opened with an intermediary in Belgium, no stamp duties or other issuance or transfer taxes or duties and no capital gains, income, value added, withholding or other similar taxes are payable by or on behalf of the Underwriters in the Netherlands or Belgium solely in connection with the issuance and delivery by the Company, and the sale and delivery by the Underwriters, of the Securities in the manner contemplated by this Agreement and the Prospectus, or the deposit of the Ordinary Shares being deposited with the Custodian against the issuance of the Offered ADSs to be delivered and/or the ADRs evidencing Offered ADSs, except for (i) a Belgian stock exchange tax, if the Underwriters act, for purposes of the Belgian stock exchange tax, as a professional intermediary on behalf of purchasers of Securities with habitual residence in Belgium (or, in case the purchasers are legal entities, that are acting for the account of a seat or establishment in Belgium) in relation to the purchase of Securities (secondary market transaction) (unless the purchasers are exempted from the Belgian stock exchange tax) and (ii) a stamp duty of €0.15 for each original copy of a bank writing if drawn up in Belgium, or in case it is drawn up abroad, signed in Belgium.

(kkk)      The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Netherlands and, subject to the provisions of EU Regulation No. 593/2008 relating to the law that is applicable to contractual obligations, will be honored by courts in the Netherlands except in case performance of the contract is unlawful in the Netherlands or manifest incompatibility with the public policy ‘ordre public’ of the Netherlands. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus or the offering of the Securities in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(lll)      Neither the Company nor any of its subsidiaries nor any of their respective Dutch properties, assets or revenues, except for the books and records required for the Company’s business, enjoy any rights of immunity from legal proceedings or the execution of judgment or other attachment in the Netherlands or the United States with respect to obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Securities.

(mmm)      This Agreement is in proper form to be enforceable in the Netherlands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Netherlands of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in the Netherlands (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in the Netherlands (other than court fees or similar documentary tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.

(nnn)     The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(ooo)     The interactive data in the eXtensible Business Reporting Language incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ppp)      Under the current laws and regulations of the Netherlands, all dividends and other distributions declared and payable on the Securities in cash may be freely remitted out of the Netherlands and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Netherlands; and except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of the Netherlands.

(qqq)      The Company and each of its subsidiaries have implemented reasonable technical and organizational measures designed to protect the information technology systems and data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”).

(rrr)      The initiative for certain of the services to be provided under this Agreement by the Underwriters to the Company was taken by the Company, which fully acknowledges and understands that such services may not be subject to Dutch regulatory supervision.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel to the Underwriters pursuant to the terms of this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.            Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to subscribe for and purchase from the Company the respective numbers of shares of Firm ADSs and Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto. The subscription price per Firm ADS to be paid by the Underwriters to the Company will be $284.19856 per Firm ADS (the “ADS Purchase Price”), corresponding to €258.71513 per Firm Share (the “Share Purchase Price” and, together with the ADS Purchase Price, the “Purchase Price”).

(a)            On the Closing Date (as defined below): (i) subject to the conditions and limitations set forth herein, by no later than 9:00 A.M. CEST, each Underwriter shall pay or cause to be paid to an account specified by the Company and reasonably acceptable to the Representatives, the aggregate Purchase Price for the Firm ADSs and the Firm Shares; (ii) upon receipt of such aggregate Purchase Price (and upon receipt of a bank statement delivered by Rabobank Nederland, in its capacity as commercial bank for the Company, as to the FX-rate USD/EUR to confirm the amount of the Purchase Price in euros), the Company shall deliver to ABN Amro Bank N.V. (“AAB”), in its capacity as Euroclear agent to the Company, a deed of private issuance of the Ordinary Shares underlying the Firm ADSs and the Firm Shares signed by the Company and AAB and shall direct AAB to deliver (x) the Ordinary Shares underlying the Firm ADSs to the Custodian through the facilities of Euroclear and (y) the Firm Shares to the Representatives for the respective accounts of the several Underwriters through the facilities of Euroclear, issued in such names and in such denominations as the Representatives may direct by notice in writing to the AAB given at or prior to 12:00 P.M., New York time, at least one full business day preceding the Closing Date, all at the offices of Cooley LLP, 55 Hudson Yards, New York, New York, 10001; and (iii) upon receipt of such Ordinary Shares, the Custodian shall deliver the Firm ADSs to the Depositary, which shall in turn deliver the Firm ADSs to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company (“DTC”), issued in such names and in such denominations as the Representatives may direct by notice in writing to the Depositary given at or prior to 12:00 P.M., New York time, at least one full business day preceding the Closing Date, all at the offices of Cooley LLP, 55 Hudson Yards, New York, New York, 10001. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and payment shall be at 9:00 A.M. CEST, on March 28, 2022, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the form of payment for each of the Firm ADSs and the Firm Shares may be varied by agreement among the Company and the Representatives.

(b)            The Underwriters may subscribe to all or less than all of each of the Optional ADSs and Optional Shares. The subscription price per share to be paid for the Optional ADSs and/or the Optional Shares, as applicable, shall be the ADS Purchase Price or the Share Purchase Price, as applicable, less an amount per ADS or Ordinary Share, as applicable, equal to any dividends or distributions declared by the Company and payable on the Firm ADSs and/or the Firm Shares but not payable on the Optional ADSs and/or the Optional Shares. The Company agrees to cause to be issued to the Underwriters the number of Optional ADSs and/or the Optional Shares, as applicable, specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to subscribe to such Optional ADSs or the Optional Shares, as applicable. Such Optional ADSs and/or the Optional Shares, as applicable, shall be subscribed to for the account of each Underwriter in the same proportion as the number of Firm ADSs and/or Firm Shares, as applicable, set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm ADSs and/or Firm Shares, as applicable (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional ADSs and/or the Optional Shares, as applicable, at any time not more than thirty (30) days subsequent to the date of this Agreement. No Optional ADSs and/or Optional Shares, as applicable, shall be issued and delivered unless the Firm ADSs and Firm Shares previously have been, or simultaneously are being, issued and delivered. The right to subscribe to the Optional ADSs and/or the Optional Shares, as applicable, or any portion of each thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company. The option granted hereby may be exercised by written notice being given to the Company by Representatives setting forth the number of Optional ADSs and/or the Optional Shares, as applicable, to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional ADSs and/or the Optional Shares, as applicable. Each date and time for delivery of and payment for the Optional ADSs and/or the Optional Shares, as applicable (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.” The number of Optional ADSs and Optional Shares, respectively, may be reallocated provided that the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as Optional Securities shall not exceed 15% of the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as Firm Securities.

(c)            On the Option Closing Date: (i) subject to the conditions and limitations set forth herein, by no later than 9:00 A.M. CEST, each Underwriter shall pay or cause to be paid to an account specified by the Company and reasonably acceptable to the Representatives, the aggregate Purchase Price for the Optional ADSs and/or the Optional Shares, as applicable; (ii) upon receipt of such aggregate Purchase Price (and upon receipt of a bank statement as to the FX-rate USD/EUR to confirm the amount of the Purchase Price in euros), the Company shall deliver to AAB, in its capacity as Euroclear agent to the Company, a deed of private issuance of the Ordinary Shares underlying the Optional ADSs and/or the Optional Shares, as applicable, signed by the Company and AAB and shall direct AAB to deliver, as applicable, (x) the Ordinary Shares underlying the Optional ADSs to the Custodian through the facilities of Euroclear and (y) the Optional Shares to the Representatives for the respective accounts of the several Underwriters through the facilities of Euroclear, issued in such names and in such denominations as the Representatives may direct by notice in writing to the AAB given at or prior to 12:00 P.M., New York time, at least one full business day preceding the Closing Date, all at the offices of Cooley LLP, 55 Hudson Yards, New York, New York, 10001; and (iii) upon receipt of such Ordinary Shares, the Custodian shall deliver the Firm ADSs to the Depositary, which shall in turn will deliver the Optional ADSs to the Representatives for the respective accounts of the several Underwriters, through the facilities of DTC, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Depositary given at or prior to 12:00 P.M., New York time, at least one full business day preceding the Option Closing Date, all at the offices of Cooley LLP, 55 Hudson Yards, New York, New York, 10001. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the form of payment for, the Optional ADSs and/or the Optional Shares may be varied by agreement among the Company and the Representatives.

(d)            The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.            Further Agreements Of The Company. The Company agrees with the several Underwriters:

(a)            Intentionally omitted.

(b)            To cause the relevant Ordinary Shares underlying the ADSs and the relevant Offered Shares to be listed on Euronext on the relevant Closing Date and to maintain such listing so long as the Securities are outstanding.

(c)            To prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A and 430B of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rules 430A and 430B of the Rules and Regulations; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement, the ADS Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the ADS Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the ADSs or the Ordinary Shares underlying the Offered ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(d)            Intentionally omitted.

(e)            Intentionally omitted.

(f)            The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided, however, that the prior written consent of the Company and the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping, and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the condition in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(g)            The Company agrees, prior to each Closing Date, to deposit Ordinary Shares underlying the Offered ADSs with the Custodian on behalf of the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date.

(h)            When a prospectus relating to the Securities is required to be delivered under the Securities Act (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) in connection with the sale of the Securities by any Underwriter or dealer, any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, the ADS Registration Statement or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Registration Statement or the Prospectus, to comply with the Securities Act, then the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to any Registration Statement or the ADS Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(i)            If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(j)            If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18 hereof).

(k)            To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statement or the ADS Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(l)            To the extent not available on EDGAR, to deliver promptly to the Representatives in New York such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement and the ADS Registration Statement as originally filed with the Commission (in each case excluding exhibits); (ii) each Preliminary Prospectus; (iii) any Issuer Free Writing Prospectus; (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (k) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement); (v) conformed copies of any amendment to the Registration Statement and the ADS Registration Statement (in each case excluding exhibits); (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (iv), (v) and (vi) of this paragraph (k) to be made not later than 10:00 A.M., New York time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (including exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (k) to be made not later than 10:00 A.M., New York time, on the business day following the date of such document).

(m)            To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158). The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afford by Rule 172 of the Rules and Regulations, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(n)            To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Offered ADSs for offering and sale under the securities or Blue Sky laws of such U.S. or non-U.S. jurisdictions as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of the Offered ADSs in such jurisdictions; provided, however, that the Company shall not be obligated to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(o)            Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Offered ADSs, the Ordinary Shares underlying the Offered ADSs or the Offered Shares are listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR system, it is not required to furnish such reports or statements to the Underwriters.

(p)            During the period commencing on and including the date hereof and ending on and including the sixtieth (60th) day following the date of this Agreement (as the same may be extended as described below, the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any ADSs, Ordinary Shares, options, rights or warrants to acquire ADSs, Ordinary Shares or securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares (other than as contemplated by this Agreement with respect to the Ordinary Shares underlying the Offered ADSs and the Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may: (i) sell the Securities pursuant to this Agreement; (ii) issue Ordinary Shares and options to purchase Ordinary Shares pursuant to any director or employee incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (iii) issue Ordinary Shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iv) adopt a new equity incentive plan, file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on such new equity incentive plan or on equity incentive plans described in the General Disclosure Package, and issue securities pursuant to such equity incentive plans (including, without limitation, the issuance of shares of ordinary shares upon the exercise of options or other securities issued pursuant to such equity incentive plans); provided that (1) such equity incentive plans satisfy the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iv) shall not be available unless each recipient of Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, pursuant to such equity incentive plans shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; and (v) issue Ordinary Shares or securities convertible or exchangeable for Ordinary Shares in connection with any acquisition, collaboration, licensing or other strategic transaction (but excluding transactions principally of a financing nature); provided, that the aggregate number of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (v) shall not exceed five percent (5%) of the total number of Ordinary Shares of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement. In addition, the Company will cause each person and entity listed on Schedule D to deliver to the Representatives, prior to the Closing Date, a fully executed agreement in the form of Exhibit I hereto.

(q)            To supply the Representatives with copies of all written correspondence and to advise the Representative of all oral correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or any of the Registration Statements, the ADS Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(r)            Prior to the latest of the Closing Dates, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(s)            Until the Representatives shall have notified the Company of the completion of the resale of the Securities, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act Rules) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Ordinary Shares or ADSs, or attempt to induce any person to purchase any Ordinary Shares or ADSs; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Ordinary Shares or ADSs.

(t)            Not to take any action prior to the latest of the Closing Dates which would require the Prospectus to be amended or supplemented pursuant to Section 4(h).

(u)            To at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time and to file with the Commission such information on Form 20-F as may be required by Rule 463 of the Rules and Regulations.

(v)            To maintain, at its expense, a registrar, transfer agent and depositary for the Offered Shares, Ordinary Shares underlying the Offered ADSs and Offered ADSs, as applicable.

(w)            To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter. The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(x)            To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm ADSs and the Optional ADSs.

(y)            Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

5.            Payment of Expenses.

(a)            The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package and the Prospectus, any amendments, supplements and exhibits thereto or any documents incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement, the Deposit Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) (i) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA relating to the offering of the Securities and (ii) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(n) and of preparing, printing and distributing wrappers, Blue Sky memoranda and legal investment surveys up to a maximum of $15,000 in the aggregate, plus VAT and disbursements for the fees and expenses described in clauses (i) and (ii); (e) any applicable listing or other fees, including, for the avoidance of doubt, the listing of the Offered Shares and the Ordinary Shares underlying the Offered ADSs on Euronext; (f) the cost of preparing and printing stock certificates; (g) all fees and expenses of the registrar, transfer agent, agent for service of process and/or depositary of the Securities; (h) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with the legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 2(b); (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants; provided, that the Company shall be responsible for 50% of the cost of any aircraft chartered in connection with the road show and the underwriters shall be responsible for the balance; and (j) all other costs and expenses of the Company incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement and the Deposit Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided, however, that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Securities made by the Underwriters.

(b)            The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue, registration, transfer or other similar tax or duty, including any interest and penalties, on or in connection with (i) the creation and issuance and delivery of the Ordinary Shares underlying the ADSs and the ADSs by the Company, and the sale of the Securities by the Underwriters, and the deposit of the Ordinary Shares being deposited with the Custodian, in the manner contemplated by this Agreement and the Prospectus and (ii) the execution, delivery and performance by the Company or the Underwriters of this Agreement, except if such tax or duty is due as a result of or in connection with an Underwriter (a) being resident in the Netherlands or Belgium for tax purposes or (b) carrying on business through a permanent establishment in the Netherlands or Belgium for tax purposes or (c) having a fixed establishment in the Netherlands or Belgium for VAT purposes or (d), for purposes of the Belgian stock exchange tax, acting as a professional intermediary on behalf of purchasers of Securities with habitual residence in Belgium in relation to the purchase of Securities. All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges whatsoever, and all interest, penalties or similar liabilities with respect thereto (“Taxes”) unless the Company is compelled by law to deduct or withhold such Taxes. In that event, and except for any net income, capital gains, franchise taxes or other similar taxes imposed on the Underwriters by the Netherlands or other applicable jurisdiction or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c)            If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company (to the extent applicable) and the Underwriters are required to account for the VAT chargeable on any such supply of goods or services, the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services and the Underwriters shall issue the Company (to the extent applicable) with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum (a “Relevant Sum”) is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of irrecoverable VAT (the “VAT Element”), then the Company, to the extent applicable, shall, in addition, pay an amount to the Underwriters by reference to the VAT Element. For the purposes of this Agreement “VAT” means (i) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (ii) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for or levied in addition to such tax referred to in (i) above or imposed elsewhere.

6.            Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement, the ADS Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(c) of this Agreement and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)            The Representatives shall have received on the Closing Date a certified copy of the minutes or resolutions of the Company’s Board or shareholders, as applicable, resolving, inter alia, to approve the execution by the Company of this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus, to cancel the preferential subscription rights of the existing shareholders of the Company, to increase the Company’s share capital, to issue the Offered Shares, the Offered ADSs and the underlying Ordinary Shares, the sale of the Securities, the listing of the Offered ADSs on the Exchange and the listing of the Offered Shares and the Ordinary Shares underlying the Offered ADSs on Euronext.

(c)            None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading

(d)            All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Deposit Agreement, the Securities, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e)            Goodwin Procter LLP shall have furnished to the Representatives such counsel’s written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and each dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)            Freshfields Bruckhaus Deringer LLP shall have furnished to the Representatives such counsel’s written opinion, as Dutch counsel to the Company, addressed to the Underwriters and each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g)            Freshfields Bruckhaus Deringer LLP shall have furnished to the Representatives such counsel’s written opinion, as Belgian counsel to the Company, addressed to the Underwriters and each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h)            Lathrop & Gage LLP shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i)            The Representatives shall have received from Cooley LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated as of the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(j)            At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Accountants B.V., a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus.

(k)            On the effective date of any post-effective amendment to the Registration Statement and on the Closing Date, the Representatives shall have received a letter (a “Bring-Down Letter”) from Deloitte Accountants B.V. addressed to the Underwriters and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

(l)            The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company and not in their individual capacities that (i) no stop order suspending the effectiveness of the Registration Statement including, for avoidance of doubt, the ADS Registration Statement, or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred a Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, individually or in the aggregate, would reasonably be expected to involve a material adverse change in the financial position or results of operations of the Company.

(m)            At or prior to each Closing Date, the Offered ADSs shall be eligible for clearance and settlement through the facilities of the DTC, and the Ordinary Shares underlying the Offered ADSs and the Offered Shares shall be eligible for clearance through the facilities of Euroclear.

(n)            Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than stock option exercises and stock repurchases in the ordinary course of business and the grant of stock awards under existing equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, properties, assets, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this paragraph 6(n), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(o)            No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory authority that would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any foreign, federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(p)            Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(q)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission, the Exchange or Euronext, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, the NYSE MKT LLC or Euronext or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities in the United States or authorities in the Netherlands or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, (iii) the United States or the Netherlands shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or the Netherlands, or there shall have been a declaration of a national emergency or war by the United States or the Netherlands or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or the Netherlands shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(r)            The Company shall have received a letter from Euronext confirming that, subject to their issuance, on each Closing Date the Firm Shares or Optional Shares, respectively, and the Ordinary Shares underlying the Firm ADSs and Optional ADSs shall have been approved for listing on Euronext.

(s)            The Representatives shall have received on and as of such Closing Date a certified copy of an extract of the trade register of the Netherlands Chamber of Commerce in respect of the Company.

(t)           The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors, and certain shareholders of the Company listed in Schedule D to this Agreement.

(u)          The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel to the Underwriters and customary for the type of offering contemplated by this Agreement.

(v)            The Custodian shall have furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares underlying the Firm ADSs or Optional ADSs, respectively.

(w)         The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the issuance of the Firm ADSs or Optional ADSs, respectively, the execution, issuance, countersignature and delivery of the ADRs evidencing the Firm ADSs or Optional ADSs, respectively, pursuant to the Deposit Agreement, and such other customary matters related thereto as the Representatives may reasonably request.

(x)            The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Financial Officer, in form and substance reasonably satisfactory to the Representatives.

(y)            On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(z)         The several obligations of the Underwriters to purchase Optional Securities hereunder are subject to the delivery to the Representatives on any such Option Closing Date, to the extent that such Option Closing Date occurs after the Closing Date, of the following:

(i)            an opinion and negative assurance letter of Goodwin Procter LLP, dated such Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(ii)            an opinion of Freshfields Bruckhaus Deringer LLP, as Dutch counsel to the Company, dated such Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(iii)            an opinion of Freshfields Bruckhaus Deringer LLP, as Belgian counsel to the Company, dated such Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(iv)            an opinion of Lathrop & Gage LLP, as intellectual property counsel to the Company, dated such Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(h) hereof;

(v)            an opinion and negative assurance letter of Cooley LLP, as counsel to the Underwriters, dated such Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(i) hereof;

(vi)            a Bring-Down Letter from Deloitte Accountants B.V. dated such Option Closing Date substantially in the same form and substance as the Bring-Down Letter furnished pursuant to Section 6(k) hereof;

(vii)            a certificate, dated such Option Closing Date, of its Chief Executive Officer and Chief Financial Officer, confirming that the certificate delivered on the Closing Date pursuant to Section 6(l) hereof remains true and correct as of such Option Closing Date;

(viii)            a Secretary’s Certificate, dated such Option Closing Date, substantially in the same form and substance as the certificate furnished pursuant to Section 6(u) hereof;

(ix)            a certificate, dated such Option Closing Date, of its Chief Financial Officer substantially in the same form and substance as the certificate furnished pursuant to Section 6(x) hereof; and

(x)            such further certificates and documents as the Representatives may reasonably request relating to the issuance of such Optional Securities.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)            The Company shall indemnify and hold harmless each Underwriter and its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the ADS Registration Statement, the Prospectus or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the ADS Registration Statement or the Prospectus or in any amendment or supplement thereto or document incorporated by reference therein or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (as it applies to Prospectus and not to the Registration Statement or the ADS Registration Statement), and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. Each indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other indemnity agreement in this Section 7(a) and each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)            Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement or the ADS Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each, a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the ADS Registration Statement, the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the ADS Registration Statement or the Prospectus or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (as it applies to Prospectus and not to the Registration Statement or the ADS Registration Statement), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable, documented legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third-party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)            If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d), but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided, however, that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, any Registration Statement, the ADS Registration Statement or the Prospectus or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e)            The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.            Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion, by notice given to the Company prior to delivery of and payment for the Firm ADSs if, prior to that time, any of the events described in Sections 6(n), 6(p) or 6(q) have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

9.            Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters in accordance with this Section 9 for the reasonable fees and expenses of Underwriters’ counsel and for such other documented out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, reasonable travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided, however, that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided, further, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.            Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Securities hereunder on any Closing Date, and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7, Section 11 and Sections 13 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b)            the price of the Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)            it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.            Acknowledgement of the Underwriters. The Underwriters understand and agree that no action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Offered ADSs other than the United States, without prejudice to any required filings with the AFM for the admission to the trading of the Offered Shares and the Ordinary Shares underlying the Offered ADSs on the regulated market of Euronext.

13.            Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14.            Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

15.            Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to (i) J.P. Morgan & Co. LLC, Attention: Equity Syndicate Desk, 383 Madison Avenue, New York, New York 10179; Fax: (212) 622-8358; (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (iii) Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; (iv) SVB Securities LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Stuart R. Nayman, Esq. (facsimile (646) 499-7051); and (v) Divakar Gupta, Cooley LLP, 55 Hudson Yards, New York, New York 10001; Fax: 212-479-6275 and

(b)            if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to argenx SE, Attention: General Counsel, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Michael Bison;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.            Definition of Certain Terms. For purposes of this Agreement, (i) “affiliate” has the meaning set forth in Rule 405 under the Rules and Regulations, (ii) “business day” means any day on which The Nasdaq Stock Market is open for trading and (iii) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

17.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (i) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement and any Preliminary Prospectus or the Prospectus, (ii) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (iii) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (iv) agrees not to commence any such suit, action or proceeding other than in such courts, and (v) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. The Company appoints CT Corporation System, located at 111 8th Avenue, New York, New York 10011 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York (which appointment shall not be revoked by the Company).

18.            Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: the fourth paragraph of text under the caption “Underwriting” in the Prospectus concerning the terms of offering by the Underwriters; (ii) the ninth paragraph of text under the caption “Underwriting” in the Prospectus concerning the availability of the Prospectus in electronic format, the allocation of ADSs to online brokerage account holders and Internet distributions; and (iii) the fifteenth, sixteenth, seventeenth and eighteenth paragraphs of the text under the caption “Underwriters” in the Prospectus concerning stabilization by the Underwriters.

19.            Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all of the Underwriters.

20.            Affiliates.      Sales of Ordinary Shares made outside of the United States may be made by affiliates of the Underwriters acting as their agents, including, without limitation, J.P. Morgan SE and J.P Morgan Securities plc.

21.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.            General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

23.            Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24.            Judgment Currency.  The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

25.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

argenx SE

By:	/s/ Karl Gubitz
Name: Karl Gubitz
Title: Chief Financial Officer

Accepted as of the date first above written:
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Cowen and Company, LLC
SVB Securities LLC

Acting on their own behalf and as Representatives of several Underwriters listed on Schedule A to this Agreement.

By:	J.P. Morgan Securities LLC

By:	/s/ David Ke
Name: David Ke
Title: Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Chris Rigoli
Name: Chris Rigoli
Title: Executive Director

By:	Cowen and Company, LLC

By:	/s/ Tanya Joseph
Name: Tanya Joseph
Title: Managing Director

By:	SVB Securities LLC

By:	/s/ Anurag Jindal
Name: Anurag Jindal
Title: Managing Director

[Signature Page to argenx SE Underwriting Agreement]

SCHEDULE A

Name	Number of Firm ADSs to be Purchased	Number of Firm Shares to be Purchased	Total Firm Securities to be Purchased
J.P. Morgan Securities LLC	358,506	318,161	676,667
Morgan Stanley & Co. LLC	309,055	274,278	583,333
Cowen and Company, LLC	222,519	197,481	420,000
SVB Securities LLC	326,667	—	326,667
Wells Fargo Securities, LLC	93,333	—	93,333
Kempen & Co. USA, Inc.	49,449	43,884	93,333
Raymond James & Associates, Inc.	24,724	21,943	46,667
H.C. Wainwright & Co., LLC	24,724	21,943	46,667
Wedbush Securities Inc.	24,724	21,943	46,667
Total	1,433,701	899,633	2,333,334

Sch. A

SCHEDULE B

General Use Free Writing Prospectuses

[None.]

Sch. B

SCHEDULE C

Pricing Information

Securities to be Sold:	2,333,334 Ordinary Shares (including 1,433,701 Ordinary Shares to be delivered in the form of ADSs)
Offering Price of the Securities:	$300.00 per ADS, corresponding to €273.0997 per Ordinary Share
Underwriting Discounts and Commissions:	5.26714%
Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses):	$663,130,188.00

Sch. C

SCHEDULE D

Lock-Up Parties

Tim Van Hauwermeiren
Keith Woods
Hans de Haard
Peter Verhaeghe
Werner Lanthaler
Donald deBethizy
Arjen Lemmen
Pamela M. Klein
A.A. Rosenberg
Karl Gubitz
James Daly
Wim Parys
Andria Wilk
Marc Schorpion
Malini Moorthy

Sch. D

SCHEDULE E

Subsidiaries

argenx BV
argenc IIP BV

argenx US, Inc.
argenx Japan KK
argenx Switzerland SA

argenx France SAS

argenx Germany GmbH

argenx Canada Inc.

Sch. E

Exhibit I

Form of Lock-Up Agreement

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

Cowen and Company, LLC

SVB Securities LLC

as Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o SVB Securities LLC

1301 Avenue of the Americas,

12th Floor, New York, New York 10019

Re: argenx SE – Registration Statement on Form F-3

Dear Sir or Madam:

This Letter Agreement (this “Agreement”) is being delivered to you in connection with the proposed offering of securities by argenx SE, a Dutch European public company with limited liability (together with any successor thereto, the “Company”), with respect to which J.P. Morgan Securities LLC , Morgan Stanley & Co. LLC, Cowen and Company, LLC and SVB Securities LLC will act as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named in an Underwriting Agreement (the “Underwriting Agreement”), and the other parties thereto (if any).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the proposed global offering of American Depositary Shares, each representing one ordinary share, nominal value €0.01 per share, of the Company (the “Ordinary Shares”) in the United States, Canada and certain countries outside of Europe, Ordinary Shares in Europe and/or other securities of the Company (the “Securities”) will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the sixtieth (60th) day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, lend, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any Securities (including, without limitation, Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (such Securities, the “Beneficially Owned Securities,” and such act, the “Securities Act”)), or securities convertible into or exercisable or exchangeable for Securities, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Securities or securities convertible into or exercisable or exchangeable for Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, (iii) engage in any short selling of the Securities or securities convertible into or exercisable or exchangeable for Securities or (iv) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead during the Lock-Up Period, to or result during the Lock-Up Period in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Beneficially Owned Securities or securities convertible into or exercisable or exchangeable for Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities or securities convertible into or exercisable or exchangeable for Securities, in cash or otherwise.

The restrictions set forth in the second paragraph shall not apply to:

(1)            sales of Securities acquired in open market transactions after the date of the Offering;

(2)            if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(3)            if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(4)            if the undersigned is a trust, distributions of Securities or any security directly or indirectly convertible into Securities to its beneficiaries in a transaction not involving a disposition for value;

(5)            if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(6)            transfers to the Company pursuant to agreements in effect on the date hereof under which the Company has the option to repurchase such shares or Securities upon termination of the undersigned;

2

(7)            transfers of Securities to the Company solely in connection with (a) the exercise of any equity awards outstanding on the date of the Underwriting Agreement granted pursuant to the Company’s equity plans disclosed in the final prospectus, including any “cashless” exercise thereof, provided that any Securities received upon such exercise shall be subject to the restrictions provided for in this Agreement, or (b) the surrender or forfeiture to the Company of Securities in partial or full settlement of any withholding tax obligation of the undersigned accruing upon the exercise or vesting of any equity award outstanding on the date of the Underwriting Agreement granted pursuant to the Company’s equity plans;

(8)            the establishment of a trading plan, or amendments to, delivery of new instructions under or termination of an existing trading plan in effect on the date hereof, that satisfies the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of Securities, provided that there will be no transfer of the undersigned’s Securities during the Lock-Up Period and such a plan may only be established, amended or terminated if no public announcement thereof and no filing with the Securities and Exchange Commission (the “SEC”) or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person during the Lock-Up Period;

(9)            the transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Securities involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this Agreement. For purposes of this Agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, in each case, approved by the board of directors of the Company and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 90% of total voting power of the voting stock of the Company; or

(10)            sales in an amount not to exceed 10,000 Securities in the aggregate during the Lock-Up Period effected pursuant to a plan, contract or instruction that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) or similar European regulations that was in effect on the date hereof, provided that any filing required or voluntarily made under the Exchange Act shall note that such transaction was conducted pursuant to a pre-established sales plan;

provided, however, that in the case of any transfer described in clause (2), (3), (4) or (5) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

3

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Securities issued upon such exercises will be subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent or the account holding institution of the undersigned with respect to any Securities or securities convertible into or exercisable or exchangeable for Securities.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any Securities or other Beneficially Owned Securities or any securities convertible into or exercisable or exchangeable for Securities or other Beneficially Owned Securities. In addition, the undersigned hereby irrevocably waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Securities at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by April 30, 2022, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Securities, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Securities actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

4

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

Ex. I